Exhibit (a)(3)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

of

COMSCORE, INC.

at

$46.13 Net Per Share in Cash

Pursuant to the Offer to Purchase Dated February 20, 2015

by

CAVENDISH SQUARE HOLDING B.V.

an indirect wholly-owned subsidiary of

WPP PLC

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, AT THE END OF FRIDAY, MARCH 20, 2015, UNLESS THE OFFER IS EXTENDED.

(Not be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, par value $0.001 per share (the “Shares”), of comScore, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated February 20, 2015 (the “Offer to Purchase”)) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary For The Offer Is:

American Stock Transfer & Trust Company, LLC

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission:

(For Eligible Institutions Only)

(718) 234-5001

Confirm Facsimile Transmission:

(718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Cavendish Square Holding B.V., a private limited liability company organized under the laws of the Netherlands (“Purchaser”) and an indirect wholly-owned subsidiary of WPP plc, a public limited company incorporated under the laws of Jersey, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 20, 2015, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer:  ☐

Account Number:

Dated: , 2015

Name(s) of Record Holder(s):

(Please Print)

Address(es):

Area Code and Tel. No.:

Signature(s):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) has a net long position in the Shares at least equal to the number of Shares being tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq Stock Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:

Authorized Signature:

Name:

(Please Print)

Title:

Dated: , 2015

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.